JETBLUE ANNOUNCES SECOND QUARTER RESULTS

NEW YORK (July 28, 2015) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the second quarter 2015:

•	Operating income of $282 million in the second quarter. This compares to operating income of $141 million in the second quarter of 2014.

•
Pre-tax income of $250 million in the second quarter. This compares to pre-tax income excluding special items[1] of $103 million in the second quarter of 2014. On a GAAP basis, pre-tax income was $345 million in the second quarter of 2014, which included the gain on sale of JetBlue’s wholly-owned subsidiary LiveTV.

•
Net income of $152 million, or $0.44 per diluted share. This compares to JetBlue’s second quarter 2014 net income excluding special items[1] of $61 million, or $0.19 per diluted share. On a GAAP basis, JetBlue’s second quarter 2014 net income was $230 million, or $0.68 per diluted share.

Financial Performance

JetBlue reported record second quarter operating revenues of $1.6 billion. Revenue passenger miles for the second quarter increased 8.7% to 10.5 billion on a capacity increase of 7.5%, resulting in a second quarter load factor of 85.6%, an increase of 1.0 points year over year.

Yield per passenger mile in the second quarter was 14.28 cents, up 0.2% compared to the second quarter of 2014. Passenger revenue per available seat mile (PRASM) for the second quarter 2015 increased 1.4% year over year to 12.22 cents and operating revenue per available seat mile (RASM) increased 0.4% year over year to 13.17 cents.

Operating expenses for the quarter decreased 1.7%, or $22 million, over the prior year period. Interest expense for the quarter declined 15.8%, or $7 million, as JetBlue continues to reduce its debt. JetBlue’s operating expense per available seat mile (CASM) for the second quarter decreased 8.6% year over year to 10.86 cents. Excluding fuel and profit sharing, second quarter CASM2 increased 0.6% to 7.56 cents.

Operational Performance

System on time departures, or D0, improved 1.7 points year-over-year in the second quarter. System arrival performance, or A14, also improved 3.3 points.

“We are very pleased to report strong second quarter results based on solid demand across our network, safe and efficient operations, and good cost control. I would like to thank our 17,000 crewmembers who continue to inspire humanity on a daily basis.” said Robin Hayes, JetBlue’s President and CEO.

Fuel Expense and Hedging

In the second quarter JetBlue had hedges in place for approximately 19% of its fuel consumption. This resulted in a realized fuel price of $2.13 per gallon, a 31% decrease versus second quarter 2014 realized fuel price of $3.09. JetBlue recorded $30 million in losses on fuel hedges settling during the second quarter.

JetBlue has hedged approximately 14% of its third quarter 2015 projected fuel requirements using a combination of jet fuel swaps and collars. Based on the fuel curve as of July 17th, JetBlue expects an average price per gallon of fuel, including the impact of hedges and fuel taxes, of $1.95 in the third quarter. For the fourth quarter, JetBlue has hedged approximately 15% of projected fuel consumption.

Liquidity and Cash Flow
JetBlue ended the quarter with $915 million in unrestricted cash and short term investments, or about 15% of trailing twelve month revenue. In addition, JetBlue maintains approximately $600 million in undrawn lines of credit.
During the second quarter, JetBlue repaid $39 million in regularly scheduled debt and capital lease obligations and prepaid $84 million in additional debt. JetBlue anticipates paying approximately $145 million in regularly scheduled debt and capital lease obligations during the remainder of 2015 and plans to continue to opportunistically prepay other debt. JetBlue expects to pay approximately $54 million in regularly scheduled debt and capital lease obligations in the third quarter of 2015.
In addition, on June 16 JetBlue entered into an Accelerated Share Repurchase program. JetBlue paid $150 million and received 6.1 million shares at the start of the program, with a subsequent adjustment upon close of the transaction. Ultimately, the total shares purchased by JetBlue will be based on the volume weighted average prices of JetBlue’s common stock during the term of the program.
“We posted another good quarter and continue to make progress strengthening our balance sheet.” said Mark Powers, JetBlue’s Chief Financial Officer. “Looking forward, the execution of the initiatives described at Investor Day last November will increase free cash flow and improve our return on invested capital.”
Third Quarter and Full Year Outlook
CASM excluding fuel and profit sharing is expected to increase between 1.0% and 3.0% in the third quarter 2015 and between zero and 1.5% percent for the full year. This represents a 0.5% reduction to the top end of our CASM excluding fuel and profit sharing guidance range.

Capacity is expected to increase between 8.5% and 10.5% in the third quarter 2015 and between 7.0% and 9.0% for the full year, consistent with prior guidance. At present, we anticipate ending the year at the higher end of our annual capacity guidance.

JetBlue will conduct a conference call to discuss its quarterly earnings today, July 28, at 10:00 a.m. Eastern Time. A live broadcast of the conference call will be available via the internet at http://investor.jetblue.com.

About JetBlue
JetBlue is New York's Hometown Airline™, and a leading carrier in Boston, Fort Lauderdale - Hollywood, Los Angeles (Long Beach), Orlando, and San Juan. JetBlue carries more than 32 million customers a year to 90 cities in the U.S., Caribbean, and Latin America with an average of 875 daily flights. For more information please visit JetBlue.com.

Notes

(1)
Pre-tax and net income excluding special items are non-GAAP financial measures that we use to measure our core performance. Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

(2)
Consolidated operating cost per available seat mile, excluding fuel and profit sharing (CASM Ex-Fuel and Profit Sharing) is a non-GAAP financial measure that we use to measure our core performance.  Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

Forward Looking Statements
This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. When used in this document, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy; our significant fixed obligations and substantial indebtedness; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our reliance on a limited number of suppliers; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; global economic conditions, or an economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; the spread of infectious diseases; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2014 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

JETBLUE AIRWAYS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share amounts)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,		Percent		June 30,		Percent
	2015	2014	Change		2015	2014	Change
OPERATING REVENUES
Passenger	$1,496	$1,372	9.0		$2,904	$2,602	11.6
Other	116	121	(4.6)		231	240	(3.8)
Total operating revenues	1,612	1,493	7.9		3,135	2,842	10.3

OPERATING EXPENSES
Aircraft fuel and related taxes	371	497	(25.3)		706	961	(26.5)
Salaries, wages and benefits	375	316	18.7		750	645	16.3
Landing fees and other rents	90	83	7.0		173	160	8.1
Depreciation and amortization	81	77	5.5		168	155	9.0
Aircraft rent	31	31	(0.7)		62	62	(1.3)
Sales and marketing	70	69	1.6		130	123	6.2
Maintenance materials and repairs	126	102	23.0		239	196	22.0
Other operating expenses	186	177	4.9		372	358	3.4
Total operating expenses	1,330	1,352	(1.7)		2,600	2,660	(2.3)

OPERATING INCOME	282	141			535	182

Operating margin	17.5%	9.4%	8.1	pts.	17.1%	6.4%	10.7	pts.

OTHER INCOME (EXPENSE)
Interest expense	(32)	(39)	(15.8)		(66)	(76)	(12.4)
Capitalized interest	2	4	(40.6)		4	7	(33.7)
Interest income (expense) and other	(2)	(3)	(33.1)		(1)	(3)	(50.0)
Gain on sale of subsidiary	—	242	100.0		—	241	100.0
Total other income (expense)	(32)	204	(115.7)		(63)	169	(137.2)

INCOME BEFORE INCOME TAXES	250	345			472	351

Pre-tax margin	15.5%	23.1%	(7.6)	pts.	15.1%	12.4%	2.7	pts.

Income tax expense	98	115			183	117

NET INCOME	$152	$230			$289	$234

EARNINGS PER COMMON SHARE:
Basic	$0.48	$0.79			$0.92	$0.80
Diluted	$0.44	$0.68			$0.84	$0.69

Weighted average shares outstanding (thousands):
Basic	316,945	293,511			313,571	294,165
Diluted	347,681	343,866			346,967	344,710

JETBLUE AIRWAYS CORPORATION

COMPARATIVE OPERATING STATISTICS

(unaudited)

	Three Months Ended				Six Months Ended
	June 30,		Percent		June 30,		Percent
	2015	2014	Change		2015	2014	Change

Revenue passengers (thousands)	8,858	8,179	8.3		16,953	15,512	9.3
Revenue passenger miles (millions)	10,472	9,632	8.7		20,093	18,294	9.8
Available seat miles (ASMs) (millions)	12,237	11,386	7.5		23,656	21,805	8.5
Load factor	85.6%	84.6%	1.0	pts.	84.9%	83.9%	1.0	pts.
Aircraft utilization (hours per day)	12.0	12.0	0.1		11.8	11.8	0.7

Average fare	$168.85	$167.80	0.6		$171.29	$167.75	2.1
Yield per passenger mile (cents)	14.28	14.25	0.2		14.45	14.22	1.6
Passenger revenue per ASM (cents)	12.22	12.05	1.4		12.28	11.93	2.9
Operating revenue per ASM (cents)	13.17	13.12	0.4		13.25	13.04	1.7
Operating expense per ASM (cents)	10.86	11.88	(8.6)		10.99	12.20	(9.9)
Operating expense per ASM, excluding fuel (cents)	7.83	7.51	4.2		8.00	7.79	2.7
Operating expense per ASM, excluding fuel and profit sharing (cents) (a)	7.56	7.51	0.6		7.75	7.79	(0.6)
Airline operating expense per ASM (cents) (b)	10.86	11.73	(7.4)		10.99	12.03	(8.7)

Departures	79,558	74,917	6.2		153,381	143,069	7.2
Average stage length (miles)	1,085	1,088	(0.3)		1,091	1,091	—
Average number of operating aircraft during period	206.0	193.9	6.3		205.0	193.4	6.0
Average fuel cost per gallon, including fuel taxes	$2.13	$3.09	(30.9)		$2.10	$3.11	(32.6)
Fuel gallons consumed (millions)	174	161	8.1		337	309	9.0
Average number of full-time equivalent employees (b)					14,223	13,162	8.1

(a)	Refer to Note A, Consolidated operating cost per available seat mile, excluding fuel & profit sharing, at the end of our Earnings Release for more information on this non-GAAP measure.
(b)	Excludes operating expenses and employees of LiveTV, LLC, which are unrelated to our airline operations and no longer part of JetBlue from June 10, 2014

SELECTED CONSOLIDATED BALANCE SHEET DATA

(in millions)
	March 31,	December 31,
	2015	2014
	(unaudited)

Cash and cash equivalents	$422	$341
Total investment securities	549	427
Total assets	8,317	7,839
Total debt	2,032	2,233
Stockholders' equity	2,793	2,529

SOURCE: JetBlue Airways Corporation

Note A - Non-GAAP Financial Measures

JetBlue sometimes uses non-GAAP measures that are derived from the Consolidated Financial Statements, but that are not presented in accordance with generally accepted accounting principles (“GAAP”). JetBlue believes these metrics provide a meaningful comparison of our results to others in the airline industry and our prior year results.  Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Net Income and Pre-Tax Income, excluding special items. JetBlue excludes special items from net income and pre-tax income because management believes the exclusion of these items is helpful to investors to evaluate the company's recurring core operational performance in the periods shown. Therefore, we adjust for these amounts. Special items excluded in the tables below showing reconciliation of net income and pre-tax income include the gain on the sale of JetBlue's wholly-owned subsidiary LiveTV, LLC due to the non-recurring nature of this item.

	NON-GAAP FINANCIAL MEASURE

	RECONCILIATION OF NET INCOME, INCOME BEFORE INCOME TAXES AND EPS EXCLUDING SPECIAL ITEMS

	(in millions, except per share amounts)
	(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2015	2014	2015	2014
		$	$	$	$

	Income before income taxes	$250	$345	$472	$351
	Less: Gain on sale of subsidiary	—	242	—	241
	Income before income taxes excluding special items	250	103	472	110
	Less: Income tax expense	98	115	183	117
	Add back: Income tax relating to gain on sale of subsidiary (c)	—	73	—	73
	Net Income excluding special items	$152	$61	$289	$66

	Earnings per common share excluding special items:
	Basic	$0.48	$0.21	$0.92	$0.23
	Diluted	$0.44	$0.19	$0.84	$0.21

(c)
The capital gain generated from the sale of LiveTV allowed JetBlue to utilize a capital loss carryforward which resulted in the release of a valuation allowance related to the capital loss deferred tax asset of $19 million.

Consolidated operating cost per available seat mile, excluding fuel and profit sharing (“CASM Ex-Fuel and Profit Sharing”). CASM is a common metric used in the airline industry. We exclude aircraft fuel and related taxes and profit sharing from operating cost per available seat mile to determine CASM Ex-Fuel and Profit Sharing. We believe CASM Ex-Fuel and Profit Sharing provides investors the ability to measure financial performance excluding items beyond our control such as (i) fuel costs, which are subject to many economic and political factors beyond our control and (ii) profit sharing, which is sensitive to volatility in earnings. We believe this measure is more indicative of our ability to manage costs and is more comparable to measures reported by other major airlines.

NON-GAAP FINANCIAL MEASURE

RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL AND PROFIT SHARING

(dollars in millions, per ASM data in cents)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2015		2014		2015		2014
	$	per ASM	$	per ASM	$	per ASM	$	per ASM

Total operating expenses	$1,330	10.86	$1,352	11.88	$2,600	$10.99	$2,660	$12.20
Less: Aircraft fuel and related taxes	371	3.03	497	4.37	706	2.99	961	4.41
Operating expenses, excluding fuel	959	7.83	855	7.51	1,894	8.00	1,699	7.79
Less: Profit sharing	33	0.27	—	—	60	0.25	—	—
Operating expense, excluding fuel and profit sharing	$926	7.56	$855	7.51	$1,834	$7.75	$1,699	$7.79

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com
JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com